Exhibit 32.2
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Healthcare Trust of America, Inc., or the Company, hereby certifies, to his knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2012, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Kellie. S. Pruitt
Kellie. S. Pruitt
Chief Financial Officer (Principal financial officer and Principal accounting officer)
Date May 15, 2012
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2010, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.